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                       FIDUCIARY CAPITAL PARTNERS, L.P.


                        STATEMENT OF COMPUTATION OF NET
                         INVESTMENT INCOME PER LIMITED
                               PARTNERSHIP UNIT


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
                                               For the Three Months       For the Nine Months
                                               Ended September 30,        Ended September 30,
                                               -------------------        -------------------
                                               1996          1995         1996          1995
                                               ----          ----         ----          ----
Net Investment Income                      $  341,740    $  592,903    $  976,343    $1,708,266

Percentage Allocable to Limited Partners           99%           99%           99%           99%
                                           ----------    ----------    ----------    ----------

Net Investment Income Allocable
   to Limited Partners                     $  338,323    $  586,974    $  966,580    $1,691,183
                                           ==========    ==========    ==========    ==========

Weighted Average Number of Limited
   Partnership Units Outstanding            1,407,244     1,526,949     1,407,244     1,526,949
                                           ==========    ==========    ==========    ==========

Net Investment Income Per Limited
   Partnership Unit                        $      .24    $      .38    $      .69    $     1.11
                                           ==========    ==========    ==========    ==========
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